NUMBER __________	COMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

NOSTALGIA FAMILY BRANDS, INC.

Incorporated under the Laws of the State of Delaware

THIS CERTIFIES THAT ________________________________________________________________________

is the owner of _________________________________________________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF

NOSTALGIA FAMILY BRANDS, INC.

(hereinafter called the "Corporation"), transferable upon the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued under and shall be subject to all the provisions of the Certificate of Incorporation and the By-Laws of the Corporation, as amended and/or restated from time to time, to all of which the holder by acceptance hereof assents.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[NOSTALGIA FAMILY BRANDS, INC.]

[DELAWARE CORPORATE SEAL 2010]

President	Secretary

NOSTALGIA FAMILY BRANDS, INC.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations, or restrictions of such preferences and/or rights. Any such request must be made to the Secretary of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - _____ Custodian_______
TEN ENT - as tenants by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship	under Uniform Gifts to Minors Act ______________
and not as tenants in common	(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________

_____________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________________________________________________

_____________________________________________________________________________________________

__________________________________________________________________ shares of the capital stock represented by the within Certificate; and do hereby irrevocably constitute and appoint

_____________________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated:_____________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).